UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2020

ACM Research, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38273	94-3290283
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42307 Osgood Road, Suite I
Fremont, California	94539
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 445-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ACMR	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934: Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

NOTE:
ACM Research, Inc., or ACM Research, conducts its business operations principally through its subsidiary ACM Research (Shanghai), Inc., or ACM Shanghai. Unless the context requires otherwise, references in this report to “our,” “us,” “we” and similar terms refer to ACM Research and its subsidiaries, including ACM Shanghai, collectively.

Item 8.01.	Other Information.

STAR Listing and STAR IPO

In June 2019 we announced our intention to complete:
•	a listing of shares of ACM Shanghai, which we refer to as the STAR Listing, on the Shanghai Stock Exchange’s Sci-Tech innovAtion boaRd, known as the STAR Market; and
•	a concurrent initial public offering, which we refer to as the STAR IPO, of ACM Shanghai shares in the People’s Republic of China.

On December 15, 2020, we announced that the Shanghai Securities and Exchange Commission, or SSEC, had completed its review of the verification report that had been submitted in connection with the STAR Listing and STAR IPO, at the request of the SSEC, by the lead underwriter of the STAR IPO. The verification report verifies certain information and conclusions that resulted from our inspection of allegations regarding our business and operations that were contained in a report issued by J Capital Research USA Ltd. on October 8, 2020. In light of the SSEC having made the original Chinese-language verification report publicly available on its website, we are furnishing an English translation of the verification report as Exhibit 99.01 to this report.

Based on the timing of the regulatory review process of the STAR Listing and STAR IPO to date, we currently are targeting completion of the STAR IPO in the first quarter of 2021, pending a timely review and registration by the China Securities Regulatory Commission and subject to market conditions. ACM Shanghai may not be able to complete, either on the schedule we are targeting or otherwise, the STAR Listing and STAR IPO for a number of reasons, many of which are outside ACM Shanghai’s control and any of which could be exacerbated even further by the continuing COVID-19 pandemic in China and globally. Among other factors, ACM Shanghai must obtain approval of its registration by the China Securities Regulatory Commission which may be denied, or significantly delayed, for reasons outside of, or unknown to, ACM Shanghai.

The ACM Shanghai shares being offered in the STAR IPO have not been and will not be registered under the Securities Act of 1933, or the Securities Act, or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This report is neither an offer to sell nor a solicitation of an offer to buy, nor shall there be any offer, solicitation or sale of these shares in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The information contained herein, including the exhibit furnished hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.01*	Verification Report in Response to Media Challenges Concerning the Initial Public Offering and Listing of Shares on the STAR Market.

*  Unofficial English translation of original document prepared in Mandarin Chinese.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACM RESEARCH, INC.

	By:	/s/ Mark McKechnie
Mark McKechnie
Chief Financial Officer and Treasurer

Dated: December 15, 2020